Exhibit 10.10

Loan Agreement

Borrower: YINGTAN TOPNEW MOTOR CO.,LTD

Legal Representative: Cai Keqiang

Lender: YINGTAN SARAH INTELLIGENT TECHNOLOGY CO.,LTD

Person in Charge: Hu Zhanyin

The Borrower, due to operational requirements, hereby applies to the Lender for a loan. The Lender and the Borrower (collectively referred to as “the Parties”) have amicably reached the following terms and conditions to be jointly observed.

Article 1 Loan Application

Purpose of the Loan: Working capital requirements.

Loan Amount: RMB 20,000,000.00 (Capital: TWENTY MILLION YUAN ONLY).

Loan Period: From the date the loan proceeds are credited to the Borrower’s account until December 31, 2026.

Interest Rate: An annual rate of 3% (or such other rate as may be agreed upon by the Parties).

Article 2 Disbursement of Funds

Within 30 days from the date of this agreement, the Lender shall remit the loan proceeds to the bank account designated by the Borrower, in accordance with the Loan Application set forth in Article 1.The funds shall be disbursed in accordance with the requirements of the Borrower.

Article 3 Repayment Method

The principal shall be repaid in full prior to the maturity date. The Borrower shall make payment to the Lender’s designated account before the end of the loan period. Interest shall be settled after July 8, 2025, and paid in full to the Lender in one lump sum.

Article 4 Representations and Warranties

The Parties represent and warrant that they have obtained all necessary authorizations and approvals to enter into and perform this agreement.

The Parties further represent and warrant that the execution and performance of this agreement shall not violate any applicable laws and regulations of the People’s Republic of China, infringe upon the legitimate rights and interests of any other party, or conflict with any obligations or liabilities undertaken by either party under any law or contract.

The Parties covenant and warrant that all materials provided to each other shall comply with statutory requirements and shall be true, accurate, and complete in all respects.

Article 5 Liability for Breach of Contract

Failure of either party to perform its obligations under this agreement constitutes a breach of contract. The defaulting party shall bear corresponding liability for the breach in accordance with the law.

Should the breach continue for over three working days, the non-defaulting party may, at its option, either demand specific performance of this agreement by the defaulting party or terminate this agreement. Should the non-defaulting party elect to terminate this agreement, it shall issue a written notice of termination to the defaulting party. This agreement shall terminate upon receipt of such notice by the defaulting party, which shall nonetheless fulfill the stipulated liability for breach of contract towards the non-defaulting party as provided in the preceding paragraph.

Article 6 Confidentiality

The Parties undertake to keep confidential all information obtained from each other in connection with the execution and performance of this agreement. Such information shall not be disclosed to any third party other than the contact persons designated by the Parties, except as otherwise required by the laws and regulations of the People’s Republic of China or with the written consent of the Parties.

Article 7 Resolution of Disputes

This agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China (excluding the regions of Hong Kong, Macau, and Taiwan). In the event of any dispute arising from the interpretation or performance of this agreement, the Parties shall first seek to resolve such dispute through friendly consultation. In the event that consultation fails to reach a settlement, either party may submit the dispute to the People’s Court located at the domicile of the Lender for litigation.

Article 8 Miscellaneous

This agreement shall come into effect on the date when both Parties affix their seals to it.

Supplements and amendments: Neither party may unilaterally alter this agreement. Any modification or supplement to this agreement must be made in writing and mutually agreed upon by both Parties. Any supplementary agreement formed through written amendments or supplements mutually agreed upon shall have the same legal effect as this agreement.

This agreement is executed in two counterparts, one copy for each party, each having equal legal effect.

Lender (seal): __________

Borrower (seal): __________

Date: July 8, 2024